
                                                                     EXHIBIT 4.8

                                                                  EXECUTION COPY

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                    PREFERRED SECURITIES GUARANTEE AGREEMENT


                               BTI Capital Trust


                         Dated as of November 25, 1997


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

                               TABLE OF CONTENTS
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                                                                            Page
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                                   ARTICLE I
                        DEFINITIONS AND INTERPRETATION

SECTION 1.01. Definitions and Interpretation..............................    2

                                  ARTICLE II
                              TRUST INDENTURE ACT

SECTION 2.01. Trust Indenture Act; Application............................    5
SECTION 2.02. Lists of Holders of Securities..............................    6
SECTION 2.03. Reports by the Preferred Guarantee Trustee..................    6
SECTION 2.04. Periodic Reports to Preferred Guarantee Trustee.............    6
SECTION 2.05. Evidence of Compliance with Conditions Precedent............    6
SECTION 2.06. Events of Default; Waiver...................................    7
SECTION 2.07. Event of Default; Notice....................................    7
SECTION 2.08. Conflicting Interests.......................................    7
SECTION 2.09. Disclosure of Information...................................    7


                                  ARTICLE III
           POWERS, DUTIES AND RIGHTS OF PREFERRED GUARANTEE TRUSTEE

SECTION 3.01. Powers and Duties of the Preferred Guarantee Trustee........    8
SECTION 3.02. Certain Rights of Preferred Guarantee Trustee...............   10
SECTION 3.03. Not Responsible for Recitals or Issuance of Preferred
              Securities Guarantee........................................   12


                                  ARTICLE IV
                          PREFERRED GUARANTEE TRUSTEE

SECTION 4.01. Preferred Guarantee Trustee; Eligibility....................   12
SECTION 4.02. Appointment, Removal and Resignation of
              Preferred Guarantee Trustee.................................   13


                                   ARTICLE V
                                   GUARANTEE


SECTION 5.01. Guarantee...................................................   14
SECTION 5.02. Subordination...............................................   14
SECTION 5.03. Waiver of Notice and Demand.................................   14
SECTION 5.04. Obligations Not Affected....................................   14
SECTION 5.05. Rights of Holders...........................................   15
SECTION 5.06. Guarantee of Payment........................................   16
SECTION 5.07. Subrogation.................................................   16
SECTION 5.08. Independent Obligations.....................................   17

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                                  ARTICLE VI
                   LIMITATION OF TRANSACTIONS; SUBORDINATION
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SECTION 6.01. Limitation of Transactions..................................   17
SECTION 6.02. Subordination...............................................   18

                                  ARTICLE VII
                                  TERMINATION
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SECTION 7.01. Termination.................................................   18

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                                 ARTICLE VIII
                                INDEMNIFICATION
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SECTION 8.01. Exculpation.................................................   18
SECTION 8.02. Indemnification.............................................   19


                                  ARTICLE IX
                                 MISCELLANEOUS
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SECTION 9.01. Successors and Assigns......................................   19
SECTION 9.02. Amendments..................................................   20
SECTION 9.03. Notices.....................................................   20
SECTION 9.04. Benefit.....................................................   21
SECTION 9.05. Governing Law...............................................   21

                    PREFERRED SECURITIES GUARANTEE AGREEMENT

     This GUARANTEE (the "Preferred Securities Guarantee"), dated as of November 25, 1997, is executed and delivered by Breed Technologies, Inc., a Delaware corporation (the "Guarantor"), and Wilmington Trust Company, as trustee (the "Preferred Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of BTI Capital Trust, a Delaware statutory business trust (the "Issuer").

     WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of November 25, 1997, as amended from time to time, among the trustees of the Issuer named therein, the Guarantor, as sponsor, and the holders from time to time of undivided, beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof 5,000,000 (5,750,000, if the initial purchasers named in the Purchase Agreement (as defined in the Declaration) exercise their over-allotment option in full) preferred securities (the "Preferred Securities"), having an aggregate liquidation amount of $250,000,000 (287,500,800, if such over-allotment option is exercised in full) and designated the 6.50% Convertible Trust Preferred Securities, representing undivided, beneficial ownership interests in the assets of the Issuer and having the terms set forth in Annex I to the Declaration.

     WHEREAS, as incentive for the Holders to purchase the Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Preferred Securities Guarantee, to pay to the holders of the Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

     WHEREAS, as of the date hereof, the Guarantor is also executing and delivering a guarantee agreement (the "Common Securities Guarantee") in substantially identical terms to this Preferred Securities Guarantee for the benefit of the holders of the Common Securities (as defined herein), except that if an event of default under the Indenture (an "Indenture Event of Default") has occurred and is continuing, the rights of holders of the Common Securities to receive Guarantee Payments under the Common Securities Guarantee are subordinated to the rights of Holders of Preferred Securities to receive Guarantee Payments under this Preferred Securities Guarantee.

     NOW, THEREFORE, in consideration of the purchase by each Holder of Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Preferred Securities Guarantee for the benefit of the Holders.

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

     SECTION 1.0  Definitions and Interpretation.

     In this Preferred Securities Guarantee, unless the context otherwise requires:

          (a) Capitalized terms used in this Preferred Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.01 or in the Declaration, as the case may be;

          (b) a term defined anywhere in this Preferred Securities Guarantee has the same meaning throughout;

          (c) all references to "the Preferred Securities Guarantee" or "this Preferred Securities Guarantee" are to this Preferred Securities Guarantee as modified, supplemented or amended from time to time;

          (d) all references in this Preferred Securities Guarantee to Articles and Sections are to Articles and Sections of this Preferred Securities Guarantee, unless otherwise specified;

          (e) a term defined in the Trust Indenture Act has the same meaning when used in this Preferred Securities Guarantee, unless otherwise defined in this Preferred Securities Guarantee or unless the context otherwise requires; and

          (f) a reference to the singular includes the plural and vice versa.

     "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

     "Authorized Officer" of a Person means any Person that is authorized to bind such Person.

     "Business Day" means any day other than a day on which banking institutions in New York, New York or in Wilmington, Delaware are permitted or required by any applicable law or executive order to close.

     "Common Securities" means the securities representing common, undivided, beneficial interests in the assets of the Trust.

     "Corporate Trust Office" means the office of the Preferred Guarantee Trustee at which the corporate trust business of the Preferred Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Preferred Securities Guarantee is located at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890.

     "Covered Person" means any Holder or beneficial owner of Preferred Securities.

     "Debentures" means the 6.50% Convertible Subordinated Debentures due 2027 of the Guarantor held by the Institutional Trustee (as defined in the Declaration).

     "Distributions" means the periodic distributions and other payments payable to Holders in accordance with the terms of the Preferred Securities set forth in Annex I to the Declaration.

     "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Preferred Securities Guarantee.

     "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by the Issuer: (i) any accrued and unpaid Distributions that are required to be paid on such Preferred Securities, to the extent the Issuer has funds available therefor; (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price"), to the extent the Issuer has funds available therefor, with respect to any of the Preferred Securities called for redemption by the Issuer; and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Debentures to the Holders or the redemption of all the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Preferred Securities to the date of payment, and (b) the amount of assets of the Issuer remaining available for distribution to Holders upon the liquidation of the Issuer (in either case, the "Liquidation Distribution").

     "Holder" shall mean any holder, as registered on the books and records of the Issuer of any of the Preferred Securities; provided, however, that, in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

     "Indemnified Person" means the Preferred Guarantee Trustee, any Affiliate of the Preferred Guarantee Trustee, or any officer, director, shareholder, member, partner, employee, representative, nominee, custodian or agent of the Preferred Guarantee Trustee.

     "Indenture" means the Indenture dated as of November 25, 1997, between the Guarantor (the "Debenture Issuer") and Wilmington Trust Company, as trustee, pursuant to which the Debentures are to be issued to the Institutional Trustee of the Trust.

     "Indenture Trustee" means the Person acting as trustee under the Indenture, initially Wilmington Trust Company.

     "Majority in liquidation amount of the Preferred Securities" means, except as provided in the terms of the Preferred Securities or, except as provided by the Trust Indenture Act, a vote by Holder(s) of outstanding Preferred Securities, voting separately as a class, who are the record owners of Preferred Securities representing more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all Preferred Securities.

     "Officers' Certificate" means, with respect to any Person, a certificate signed by two Authorized Officers of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Preferred Securities Guarantee (other than pursuant to Section 314(a)(4) of the Trust Indenture Act) shall include:

          (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definition relating thereto;

          (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

          (c) a statement that each such officer has made such examination or investigation as, in each such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

     "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "Preferred Guarantee Trustee" means Wilmington Trust Company, in its capacity as trustee, until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Preferred Securities Guarantee and thereafter means each such Successor Preferred Guarantee Trustee.

     "Responsible Officer" means, when used with respect to the Preferred Guarantee Trustee, any officer assigned to the Corporate Trust Office of the Preferred Guarantee Trustee, including any managing director, vice president, any assistant vice president, any assistant secretary, the treasurer, any assistant treasurer or any other officer of the Corporate Trust Office of the Preferred Guarantee Trustee, customarily performing functions similar to those performed by any of the above designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

     "Shelf Registration Statement" means the registration statement to be filed by the Company with respect to the Preferred Securities, pursuant to that certain Registration Rights Agreement dated as of November 25, 1997, among the Guarantor, the Issuer and Prudential Securities Incorporated and Furman Selz LLC, as the Initial Purchasers of the Preferred Securities.

     "Successor Preferred Guarantee Trustee" means a successor Preferred Guarantee Trustee possessing the qualifications to act as Preferred Guarantee Trustee under Section 4.01.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

     "Trust Securities" means the Common Securities and the Preferred
Securities.


                                  ARTICLE II

                              TRUST INDENTURE ACT

      SECTION 2.01.  Trust Indenture Act; Application.

     (a) Prior to the effectiveness of the Shelf Registration Statement, this Preferred Securities Guarantee shall incorporate and be governed by the provisions of the Trust Indenture Act. After the effectiveness of the Shelf Registration Statement, this Preferred Securities Guarantee shall be subject to the provisions of the Trust Indenture Act that are required to be part of this Preferred Securities Guarantee and shall, to the extent applicable, be governed by such provisions.

     (b) If and to the extent that any provision of this Preferred Securities Guarantee limits, qualifies or conflicts with the duties imposed by Section 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

     (c) The application of the Trust Indenture Act to this Preferred Securities Guarantee shall not affect the nature of the Preferred Securities as equity securities representing beneficial ownership interests in the assets of the Issuer.

      SECTION 2.02.  Lists of Holders of Securities.

     (a) The Guarantor shall provide the Preferred Guarantee Trustee with a list, in such form as the Preferred Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") as of such date, (i) within one Business Day after each record date for payment of Distributions as of such record date, and (ii) at any other time within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Preferred Guarantee Trustee provided, that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Preferred Guarantee Trustee by the Guarantor. The Preferred Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

     (b) The Preferred Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

      SECTION 2.03.  Reports by the Preferred Guarantee Trustee.

     Within 60 days after November 15 of each year, beginning November 15, 1998 the Preferred Guarantee Trustee shall provide to the Holders such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Preferred Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

      SECTION 2.04.  Periodic Reports to Preferred Guarantee Trustee.

     The Guarantor shall provide to the Preferred Guarantee Trustee such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act; provided that such compliance certificate shall be delivered on or before 120 days after the end of each fiscal year of the Guarantor.

     Delivery of such reports, information and documents to the Preferred Guarantee Trustee is for informational purposes only and the Preferred Guarantee Trustee's receipt of such shall not constitute constructive notice of any information contained therein, including the Guarantor's compliance with any of its covenants hereunder (as to which the Preferred Guarantee Trustee is entitled to rely exclusively on Officers' Certificates).

      SECTION 2.05.  Evidence of Compliance with Conditions Precedent.

     The Guarantor shall provide to the Preferred Guarantee Trustee such evidence of compliance with any condition precedent, if any, provided for in this Preferred Securities Guarantee that relates to any of the matters set forth in Section 314(c) of the Trust Indenture

Act. Any certificate or opinion required to be given by an officer pursuant to
Section 314(c)(1) may be given in the form of an Officers' Certificate.

      SECTION 2.06.  Events of Default; Waiver.

     The Holders of a Majority in liquidation amount of Preferred Securities may, by vote, on behalf of all the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Preferred Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

      SECTION 2.07.  Event of Default; Notice.

     (a) The Preferred Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default actually known to a Responsible Officer of the Preferred Guarantee Trustee, transmit by mail, first class postage prepaid, to the Holders, notices of all Events of Default, unless such defaults have been cured before the giving of such notice, provided that, the Preferred Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Preferred Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

     (b) The Preferred Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Preferred Guarantee Trustee shall have received written notice thereof, or of which a Responsible Officer of the Preferred Guarantee Trustee shall have obtained actual knowledge thereof.

      SECTION 2.08.  Conflicting Interests.

     The Declaration shall be deemed to be specifically described in this Preferred Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

      SECTION 2.09.  Disclosure of Information

     The disclosure of information as to the names of the Holders of the Preferred Securities in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, shall not be deemed to be a violation of any existing law, or any law hereafter enacted that does not specifically refer to Section 312 of the Trust Indenture Act, nor shall the Preferred Guarantee Trustee be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

                                  ARTICLE III

            POWERS, DUTIES AND RIGHTS OF PREFERRED GUARANTEE TRUSTEE

      SECTION 3.01.  Powers and Duties of the Preferred Guarantee Trustee.

     (a) This Preferred Securities Guarantee shall be held by the Preferred Guarantee Trustee for the benefit of the Holders, and the Preferred Guarantee Trustee shall not transfer this Preferred Securities Guarantee to any Person except a Holder exercising his or her rights pursuant to Section 5.05(c) hereof or to a Successor Preferred Guarantee Trustee on acceptance by such Successor Preferred Guarantee Trustee of its appointment to act as Successor Preferred Guarantee Trustee. The right, title and interest of the Preferred Guarantee Trustee shall automatically vest in any Successor Preferred Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Preferred Guarantee Trustee.

     (b) If an Event of Default actually known to a Responsible Officer of the Preferred Guarantee Trustee has occurred and is continuing, the Preferred Guarantee Trustee shall enforce this Preferred Securities Guarantee for the benefit of the Holders.

     (c) The Preferred Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Preferred Securities Guarantee, and no implied covenant shall be read into this Preferred Securities Guarantee against the Preferred Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.06) and is actually known to a Responsible Officer of the Preferred Guarantee Trustee, the Preferred Guarantee Trustee shall exercise such of the rights and powers vested in it by this Preferred Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (d) This Preferred Securities Guarantee and all moneys received by the Holders hereunder in respect of the Guarantee Payments will not be subject to any right, charge, security interest, lien or claim of any kind in favor of, or for the benefit of, the Preferred Guarantee Trustee or its agents or their creditors.

     (e) The Preferred Guarantee Trustee shall not resign as a Trustee unless a Successor Preferred Guarantee Trustee has been appointed and accepted that appointment in accordance with Article IV.

     (f) No provision of this Preferred Securities Guarantee shall be construed to relieve the Preferred Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

               (A) the duties and obligations of the Preferred Guarantee Trustee shall be determined solely by the express provisions of this Preferred Securities Guarantee, and the Preferred Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Preferred Securities Guarantee, and no implied covenants or obligations shall be read into this Preferred Securities Guarantee against the Preferred Guarantee Trustee; and

               (B) in the absence of bad faith on the part of the Preferred Guarantee Trustee, the Preferred Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Preferred Guarantee Trustee and conforming to the requirements of this Preferred Securities Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Preferred Guarantee Trustee, the Preferred Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Preferred Securities Guarantee;

          (ii) the Preferred Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Preferred Guarantee Trustee, unless it shall be proved that the Preferred Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

          (ii) the Preferred Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee, or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Preferred Securities Guarantee; and

          (iv) no provision of this Preferred Securities Guarantee shall require the Preferred Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Preferred Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Preferred Securities Guarantee or indemnity, reasonably satisfactory to the Preferred Guarantee Trustee, against such risk or liability is not reasonably assured to it.

      SECTION 3.02.  Certain Rights of Preferred Guarantee Trustee.

     (a) Subject to the provisions of Section 3.01:

          (i) The Preferred Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          (ii) Any direction or act of the Guarantor contemplated by this Preferred Securities Guarantee shall be sufficiently evidenced by an Officers' Certificate.

          (iii) Whenever, in the administration of this Preferred Securities Guarantee, the Preferred Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Preferred Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate, which, upon receipt of such request, shall be promptly delivered by the Guarantor.

          (iv) The Preferred Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof).

          (v) The Preferred Guarantee Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Preferred Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Preferred Securities Guarantee from any court of competent jurisdiction.

          (vi) The Preferred Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Preferred Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the

     Preferred Guarantee Trustee such security and indemnity, reasonably satisfactory to the Preferred Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Preferred Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Preferred Guarantee Trustee; provided that, nothing contained in this
     Section 3.02(a)(vi) shall be taken to relieve the Preferred Guarantee Trustee, upon the occurrence of an Event of Default (that has not been cured or waived), of its obligation to exercise the rights and powers vested in it by this Preferred Securities Guarantee and to use the same degree of care and skill in this exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (vii) The Preferred Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Preferred Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

          (viii) The Preferred Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Preferred Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          (ix) Any action taken by the Preferred Guarantee Trustee or its agents hereunder shall bind the Holders, and the signature of the Preferred Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Preferred Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Preferred Securities Guarantee, both of which shall be conclusively evidenced by the Preferred Guarantee Trustee's or its agent's taking such action.

          (x) Whenever in the administration of this Preferred Securities Guarantee the Preferred Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Preferred Guarantee Trustee (i) may request instructions from the Holders of a Majority in liquidation amount of the Preferred Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and
     (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

          (xi) The Preferred Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          (xi) The Preferred Securities Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Preferred Securities Guarantee.

     (b) No provision of this Preferred Securities Guarantee shall be deemed to impose any duty or obligation on the Preferred Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Preferred Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Preferred Guarantee Trustee shall be construed to be a duty.

      SECTION 3.03. Not Responsible for Recitals or Issuance of Preferred Securities Guarantee.

     The recitals contained in this Preferred Securities Guarantee shall be taken as the statements of the Guarantor, and the Preferred Guarantee Trustee does not assume any responsibility for their correctness. The Preferred Guarantee Trustee makes no representation as to the validity or sufficiency of this Preferred Securities Guarantee.


                                  ARTICLE IV

                          PREFERRED GUARANTEE TRUSTEE

      SECTION 4.01.  Preferred Guarantee Trustee; Eligibility.

     (a) There shall at all times be a Preferred Guarantee Trustee which shall:

          (i)   not be an Affiliate of the Guarantor; and

          (ii) be a corporation organized and doing business under the laws of the United States of America or any State or territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this
     Section 4.01(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     (b) If at any time the Preferred Guarantee Trustee shall cease to be eligible to so act under Section 4.01(a), the Preferred Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.02(c).

     (c) If the Preferred Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Preferred Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act, subject to the penultimate paragraph thereof.

      SECTION 4.02. Appointment, Removal and Resignation of Preferred Guarantee Trustee.

     (a) Subject to Section 4.02(b), the Preferred Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

     (b) The Preferred Guarantee Trustee shall not be removed in accordance with
Section 4.02(a) until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor.

     (c) The Preferred Guarantee Trustee appointed to office shall hold office until a Successor Preferred Guarantee Trustee shall have been appointed or until its removal or resignation. The Preferred Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Preferred Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor and the resigning Preferred Guarantee Trustee.

     (d) If no Successor Preferred Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.02 within 60 days after delivery of an instrument of resignation or removal, the Preferred Guarantee Trustee resigning or being removed may petition any court of competent jurisdiction for appointment of a Successor Preferred Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Preferred Guarantee Trustee.

     (e) No Preferred Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Preferred Guarantee Trustee.

     (f) Upon termination of this Preferred Securities Guarantee or removal or resignation of the Preferred Guarantee Trustee pursuant to this Section 4.02, the Guarantor shall pay to the Preferred Guarantee Trustee all amounts accrued to the date of such termination, removal or resignation.

                                   ARTICLE V

                                   GUARANTEE

      SECTION 5.01.  Guarantee.

     The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amount by the Guarantor to the Holders or by causing the Issuer to pay such amounts to such Holders.

      SECTION 5.02.  Subordination.

     If an event of default under the Indenture (an "Indenture Event of Default") has occurred and is continuing, the rights of holders of Common Securities to receive Guarantee Payments under the Common Securities Guarantee are subordinate to the rights of the Holders to receive Guarantee Payments under this Preferred Securities Guarantee.

      SECTION 5.03.  Waiver of Notice and Demand.

     The Guarantor hereby waives notice of acceptance of this Preferred Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

      SECTION 5.04.  Obligations Not Affected.

     The obligations, covenants, agreements and duties of the Guarantor under this Preferred Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

          (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures or any extension of the maturity date of the Debentures permitted by the Indenture);

          (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

          (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

          (e) any invalidity of, or defect or deficiency in, the Preferred Securities;

          (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

          (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.04 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

     There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

      SECTION 5.05.  Rights of Holders.

     (a) The Issuer expressly acknowledges that (i) this Preferred Securities Guarantee will be deposited with the Preferred Guarantee Trustee to be held for the benefit of the Holders and (ii) the Preferred Guarantee Trustee has the right to enforce this Preferred Securities Guarantee on behalf of the Holders.

     (b) The Holders of a Majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of this Preferred Securities Guarantee, including the giving of directions to the Preferred Guarantee Trustee, or directing the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under this Preferred Securities Guarantee.

     (c) If the Preferred Guarantee Trustee fails to enforce its rights under this Preferred Securities Guarantee, any Holder may institute a legal proceeding directly against the Guarantor to enforce the Preferred Guarantee Trustee's rights under this Preferred Securities Guarantee without first instituting a legal proceeding against the Issuer, the Preferred Guarantee Trustee or any other person or entity. The Guarantor waives any right or remedy to require that any action be brought first against the Issuer or any other person or entity before proceeding directly against the Guarantor.

     (d) If an Indenture Event of Default with respect to the Debentures, constituting the failure to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable, has occurred and is continuing, then a Holder of Preferred Securities may directly, at any time, institute a proceeding for enforcement of payment to such Holder of the principal of or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such Holder on or after the respective due date specified in the Debentures. The Holders will not be able to exercise directly any other remedy available to the holders of the Debentures unless the Institutional Trustee fails to do so.

      SECTION 5.06.  Guarantee of Payment.

     This Preferred Securities Guarantee creates a guarantee of payment and not of collection.

      SECTION 5.07.  Subrogation.

     The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Preferred Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Preferred Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Preferred Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

      SECTION 5.08.  Independent Obligations.

     The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Preferred Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.04 hereof.


                                  ARTICLE VI

                   LIMITATION OF TRANSACTIONS; SUBORDINATION

      SECTION 6.01.  Limitation of Transactions.

     So long as any Preferred Securities remain outstanding, if (i) the Guarantor has exercised its option to defer interest payments on the Debentures by extending the interest payment period and such extension shall be continuing,
(ii) the Guarantor shall be in default with respect to its payment or other obligations under this Preferred Securities Guarantee, or (iii) there shall have occurred and be continuing any event that, with the giving of notice or lapse of time or both, would constitute an Event of Default or an Indenture Event of Default that has not been cured or waived, then (a) the Guarantor shall not declare or pay any dividend on, make any distribution or liquidation payment with respect to, or redeem, purchase or acquire any of the Guarantor's capital stock (other than (i) purchases or acquisitions of shares of the Guarantor's common stock (the "Common Stock") in connection with the satisfaction by the Guarantor of its obligations under any employee benefit plan or the satisfaction by the Guarantor of its obligations pursuant to any contract or security requiring the Guarantor to purchase shares of the Common Stock, (ii) as a result of a reclassification of the Guarantor's capital stock or the exchange or conversion of one class or series of the Guarantor's capital stock for another class or series of the Guarantor's capital stock, (iii) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock of the Guarantor or the security being converted or exchanged, (iv) purchases or acquisitions of shares of the Common Stock to be used in connection with acquisitions of the Common Stock by shareholders pursuant to a dividend reinvestment plan, or (v) stock dividends paid by the Guarantor where the dividend stock is the same stock as that on which the dividend is paid), (b) the Guarantor shall not make any payment of interest on or principal of (or premium, if any, on) or repay, repurchase or redeem any debt securities (including guarantees) of the Guarantor that rank pari passu with or junior to the Debentures, and (c) the Guarantor shall not make any guarantee payment with respect to the foregoing (other than pursuant to this Preferred Securities Guarantee and the Common Securities Guarantee).

      SECTION 6.02.  Subordination

     This Preferred Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor except any liability that may be pari passu expressly by its terms, (ii) pari passu with the most senior preferred or preference stock, if any, issued from time to time by the Guarantor, including the Series A Preference Shares issued to Siemens Aktiengesellschaft in the Siemens Investment (as defined in the Offering Memorandum relating to the Preferred Securities dated November 19, 1997), and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock or preferred securities of any affiliate of the Guarantor, and
(iii) senior to the Common Stock.


                                  ARTICLE VII

                                  TERMINATION

      SECTION 7.01.  Termination.

     This Preferred Securities Guarantee shall terminate upon (i) full payment of the Redemption Price of all Preferred Securities, (ii) distribution of the Debentures held by the Issuer to the Holders; (iii) full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer; or
(iv) distribution of Common Stock to all of the Holders in respect of conversion of the Preferred Securities into the Common Stock. Notwithstanding the foregoing, this Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sum paid under the Preferred Securities or under this Preferred Securities Guarantee.


                                  ARTICLE VII

                                INDEMNIFICATION

      SECTION 8.01.  Exculpation.

     (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage, liability, expense or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Preferred Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Preferred Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

     (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders might properly be paid.

      SECTION 8.02.  Indemnification.

     The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any and all loss, liability, damage, claim or expense incurred without negligence, wilful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 8.02 shall survive the termination of this Preferred Securities Guarantee.

     When the Preferred Guarantee Trustee incurs expenses or renders services in connection with an Indenture Event of Default specified in Section 5.01(5) or
Section 5.01(6) of the Indenture, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.


                                  ARTICLE IX

                                 MISCELLANEOUS

      SECTION 9.01.  Successors and Assigns.

     All guarantees and agreements contained in this Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding. Except in connection with any permitted merger of consolidation of the Guarantor with or into another entity or any permitted sale, transfer or lease of the Guarantor's assets to another entity, the Guarantor may not assign its rights or delegate its obligations under this Preferred Securities Guarantee without the prior approval of the Holders of at least a majority of the aggregate stated liquidation amount of the Preferred Securities then outstanding. All guarantees and agreements contained in this Preferred Securities Guarantee shall bind the permitted successors, assigns and transferees of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding.

      SECTION 9.02.  Amendments.

     Except with respect to any change that does not adversely affect the material rights of Holders (in which case no vote will be required), this Preferred Securities Guarantee may be amended only with the prior approval of the Holders of at least a Majority in liquidation amount of the Preferred Securities (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined). The provisions of Section 11.2 of the Declaration with respect to meetings of Holders of the Securities apply to the giving of such approval.

      SECTION 9.03.  Notices.

     All notices provided for in this Preferred Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

          (a) If given to the Preferred Guarantee Trustee, at the Preferred Guarantee Trustee's mailing address set forth below (or such other address as the Preferred Guarantee Trustee may give notice of to the Holders):

               Wilmington Trust Company
               1100 North Market Street
               Rodney Square North
               Wilmington, Delaware 19890
               Attention: Corporate Trust Administration

          (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders):

               Breed Technologies, Inc.
               5300 Old Tampa Highway
               Lakeland, Florida 33807-3050
               Attention: Charles J. Speranzella, Jr.

          (c) If given to any Holder of Preferred Securities, at the address set forth on the books and records of the Issuer.

     All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

      SECTION 9.04. Benefit.

     This Preferred Securities Guarantee is solely for the benefit of the Holders and, subject to Section 3.01(a), is not separately transferable from the Preferred Securities.

      SECTION 9.05. Governing Law.

     THIS PREFERRED SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

     THIS PREFERRED SECURITIES GUARANTEE is executed as of the day and year first above written.


                              BREED TECHNOLOGIES, INC.
                              as Guarantor


                              By: /s/ Charles J. ^^
                                  --------------------------
                                  Name:
                                  Title:


                              WILMINGTON TRUST COMPANY,
                              as Preferred Guarantee Trustee


                              By: /s/ W. Chris Sponenberg
                                  ---------------------------------------
                                  Name:  W. Chris Sponenberg
                                  Title: Senior Financial Services Officer